UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2018

COMMUNITY WEST BANCSHARES
(Exact name of registrant as specified in its charter)

California	000-23575	77-0446957
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

(805) 692-5821
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  Appointment of New Principal Officer

Community West Bancshares (Company) announced the appointment of Paul S. Ulrich to serve as Executive Vice President Chief Credit Officer of the Company’s wholly-owned subsidiary, Community West Bank N.A. commencing on July 30, 2018.  A copy of the press release announcing Mr. Ulrich’s appointment is filed herewith as Exhibit 99.1.

Prior to joining the Company, Mr. Ulrich, age 66, served as Senior Vice President, Chief Credit Officer for Evans Bank, Hamburg, NY from 2015 to 2017.  Mr. Ulrich served as Executive Credit Specialist from 2013 to 2015 for Charter Strategies, LLC, Montvale, NJ; Executive Vice President, Chief Credit Officer, from 2010 to 2013 for Hudson Valley Bank N.A., Yonkers, NY; Senior Vice President, Senior Credit Officer from 2007 to 2010 for First Tennessee Bank N.A., Memphis, TN and Philadelphia, PA; and Senior Vice President, National Credit Risk Officer from 2002 to 2007 for JP Morgan Chase (formerly WAMU), Philadelphia, PA.

There has been no transactions, involving any relationship between the Company and Mr. Ulrich involving an amount that will exceed $120,000 (a “related party transaction”) other than regarding his compensation arrangements discussed below.

There are no family relationships between Mr. Ulrich and any of the directors and executive officers of the Company.

(e)  Compensatory Arrangements of Principal Officer

In connection with his employment described more fully herein, the Company intends to finalize the terms of his employment in a written employment agreement. The employment agreement will be filed during the quarter in which the employment agreement is executed.

Mr. Ulrich will be paid an annual base salary of $225,000. In addition, the Company will establish a deferred compensation account for Mr. Ulrich and will credit such account an amount equal to 1% of his base salary in effect at the end of each month of his employment, with interest on the balance of the deferral account at a rate equal to the then-current rate offered by the Company on a three-year certificate of deposit. The Company will also provide Mr. Ulrich a relocation incentive in the amount of $20,000.

Upon approval of the Board of Directors, it is anticipated that the Board will grant Mr. Ulrich an incentive stock option under the Company’s 2014 Stock Option Plan that will become exercisable over a five-year period.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements. – not applicable

(b)	Pro forma financial statements. – not applicable
(c)	Shell Company Transactions. – not applicable
(d)	Exhibits

The following exhibit is being furnished herewith:

Exhibit 99.1	Press Release dated July 30, 2018, titled “Paul Ulrich Joins Community West Bank as Chief Credit Officer.”

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 30, 2018

COMMUNITY WEST BANCSHARES

	By:	/s/Susan C. Thompson
Susan C. Thompson
Executive Vice President and CFO